Exhibit 99.2

Biovest’s Stock Listing Upgraded to OTCQB™ Market

TAMPA, FL and MINNEAPOLIS, MN – July 12, 2010 – Biovest International, Inc. (OTCQB: “BVTI”), a biotechnology company advancing its personalized cancer vaccine targeting non-Hodgkin’s lymphoma, today announced that the Company’s publicly-traded shares are now being quoted on the newly launched OTCQB™ Market. The upgraded stock listing is a direct result of Biovest filing its Annual Reports (on Form 10-K) and its Quarterly Reports (on Form 10-Q) with the Securities and Exchange Commission (SEC), as the Company advances plans to emerge from reorganization. Launched in April 2010, the OTCQB is a new market tier for OTC-traded U.S. companies that are registered and reporting with the SEC.

Signaling its plans to emerge from Chapter 11 as a fully reorganized public company, Biovest also announced the filing of its Disclosure Statement with the U.S. Bankruptcy Court for the Middle District of Florida, Tampa Division. The Disclosure Statement, as a supporting document to the previously filed Plan of Reorganization, reflects the Company’s restructured business operations, positioning Biovest to execute its strategy to commercialize BiovaxID for the treatment of follicular lymphoma, mantle cell lymphoma and certain other B-cell blood cancers.

According to Biovest’s President, Mr. Samuel S. Duffey, “I am proud to report that we continue to timely execute our business plan to emerge from reorganization, and most importantly, to advance our mission of developing needed new treatment options for lymphoma patients. During the reorganization, we have made significant progress, and we are now preparing to aggressively advance our goal of seeking worldwide regulatory approvals for BiovaxID. We’re also pleased to again be a fully reporting public company and to be listed on the OTCQB Market, reflecting the beginning of our commitment to reintroduce Biovest to the capital markets as a fully restructured public company. This is an important step toward our ultimate goal of a future listing on a major exchange.”

As a result of Biovest’s new OTCQB designation, investors can now view real-time stock quotes with market depth (Level 2). Listings may be found at http://www.otcmarkets.com.

About Biovest International, Inc.

Biovest International, Inc. is an emerging leader in the field of active personalized immunotherapies targeting life-threatening cancers of the blood system. Developed in collaboration with the National Cancer Institute, BiovaxID® is a patient-specific, cancer vaccine, demonstrating statistically significant Phase III clinical benefit by prolonging disease-free survival in vaccinated patients suffering from indolent follicular non-Hodgkin’s lymphoma, confirming a previous positive Phase II study. BiovaxID has been granted “Fast-Track” status and Orphan Drug Designation for the treatment of follicular lymphoma by the FDA and Orphan Drug Designation by the European EMEA. A BiovaxID Phase II clinical trial treating patients suffering with mantle cell lymphoma, an incurable and aggressive type of non-Hodgkin’s lymphoma, also demonstrated promising results.

Biovest is also developing and marketing a proprietary line of automated hollow fiber bioreactor systems, including the innovative AutovaxID™ which is a production platform for the scalable manufacture of difficult-to-produce biologics including personalized medicines, monoclonal antibodies, cell culture vaccines and therapeutics targeting highly infectious agents. Since 1981, Biovest has been offering its clients a wide range of instrumentation and cell culture contract manufacturing services. Headquartered in Tampa, Florida with its bio-manufacturing facility based in Minneapolis, Minnesota, Biovest is publicly-traded on the OTCQB™ Market with the stock-ticker symbol “BVTI”, and is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (Other OTC: “ABPIQ”).

For further information, please visit: http://www.biovest.com

Special Note: Biovest expects to soon launch its new website.

Biovest International, Inc. Corporate Contact:

Douglas Calder, Director of Investor Relations & Public Relations

Phone: (813) 864-2558 / Email: dwcalder@biovest.com

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to statements about BiovaxID®, AutovaxID™, events occurring after dates hereof, and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.